Exhibit 5.1

                                               March 1, 2007

Albany International Corp.
P.O. Box 1907
Albany, New York 12201-1907

Dear Sirs:

      As General Counsel of Albany International Corp., a Delaware corporation (the "Corporation"), I have advised the Corporation in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration of 1,000,000 shares of the Corporation's Class A Common Stock, $.001 par value per share (the "Shares"), that may be issued pursuant to the Corporation's 2005 Incentive Plan (the "Plan").

      In arriving at the opinions expressed below, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Corporation and such other instruments and other certificates of public officials, officers and representatives of the Corporation and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, I have assumed and have not verified that the signatures on all documents that I have examined are genuine and that the certificates evidencing the Shares will conform to the specimen certificate I have examined.

      Based on the foregoing, it is my opinion that shares of Class A Common Stock of the Corporation distributed by the Corporation to employees pursuant to the terms of the Plan will be duly authorized, validly issued, fully-paid and non-assessable, provided, in the case of any previously unissued shares, that the fair market value of such shares on the last day of the month for which such contribution is made is not less per share than the par value thereof.

      I express no opinion other than as to the federal law of the United States of America, the law of the State of New York and the corporation law of the State of Delaware.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ Charles J. Silva, Jr.
                                      -------------------------
                                      Charles J. Silva, Jr.